As filed with the Securities and Exchange Commission on August 17, 2000
                                                       Registration No._________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              INTERTECH CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

          Delaware                         8742                  43-1889792
-----------------------------  ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

              759 Cedar Field Court, Town & Country, Missouri 63017
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

              759 Cedar Field Court, Town & Country, Missouri 63017
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                           Corporation Service Company
                   1013 Centre Road, Wilmington, DE 19805-1297
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send a copy of all communications to:
                             Michael D. Harris, Esq.
                              Michael Harris, P.A.
                     1645 Palm Beach Lakes Blvd., Suite 550
                         West Palm Beach, Florida 33401
               Telephone: (561) 478-7077 Facsimile: (561) 478-1817

                Approximate date of proposed sale to the public:
     From time to time after the registration statement becomes effective.

If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of each class            Proposed             Proposed         Amount of
  of common stock          maximum offering     maximum aggregate   registration
 to be registered          price per unit (1)     offering price        fee
--------------------------------------------------------------------------------
Common Stock, par value
$.001 per share                 $.02                $84,980           $22.43
--------------------------------------------------------------------------------
TOTAL                           $.02                $84,980           $22.43
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee using the book value per share.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET

FORM SB-2 ITEM NUMBERS AND CAPTION                                 HEADING IN PROSPECTUS
----------------------------------                                 ---------------------
1.  Front of the Registration Statement and
    Outside Front Cover of Prospectus..............................Cover Page of Form SB-2 and
                                                                   of Prospectus

2.  Inside Front and Outside Back Cover
    Pages of Prospectus............................................Inside Front and Outside
                                                                   Back Cover Pages of Prospectus

3.  Summary Information and Risk Factors...........................Prospectus Summary and Risk Factors

4.  Use of Proceeds................................................Not Applicable

5.  Determination of Offering Price................................Not Applicable

6.  Dilution.......................................................Not Applicable

7.  Selling Security Holders.......................................Selling Stockholders

8.  Plan of Distribution...........................................Plan of Distribution

9.  Legal Proceedings..............................................Not Applicable

10. Directors, Promoters, Executive Officers,
    Promoters and Control Persons..................................Management

11. Security Ownership of Certain
    Beneficial Owners and Management...............................Principal Stockholders

12. Description of Securities......................................Description of Securities

13. Interest of Named Experts and Counsel..........................Experts

14. Disclosure of Commission Position
    on Indemnification for Securities Act Liabilities..............Part II

15. Organization Within Last Five Years............................Related Party Transactions

16. Description of Business........................................Proposed Business

17. Plan of Operation..............................................Plan of Operation

18. Description of Property........................................Proposed Business

19. Certain Relationships and Related Transactions.................Related Party Transactions

20. Market for Common Equity and Related Stockholder Matters.......Not Applicable

21. Executive Compensation.........................................Management

22. Financial Statements...........................................Financial Statements

23. Changes In and Disagreements With Accountants
    on Accounting and Financial Disclosure.........................Not Applicable

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 17, 2000


                                   PROSPECTUS


                        4,249,000 SHARES OF COMMON STOCK


                              INTERTECH CORPORATION



     INVESTING IN THE COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE __.

     This prospectus relates to 4,249,000 shares of our common stock, par value $.001 per share. We are not selling any of these shares and will not receive any of the proceeds from the sale of the shares. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is August ___, 2000.


                              Intertech Corporation
                              759 Cedar Field Court
                         Town & Country, Missouri 63017

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                TABLE OF CONTENTS

Prospectus Summary..........................................................   3

Risk Factors................................................................   4

Forward Looking Statements..................................................   7

Capitalization..............................................................   7

Plan of Operation...........................................................   8

Proposed Business...........................................................   8

Management .................................................................   9

Related Party Transactions..................................................  10

Principal Stockholders .....................................................  11

Description of Securities ..................................................  11

Selling Stockholders........................................................  12

Plan of Distribution........................................................  14

Legal Matters...............................................................  15

Experts.....................................................................  15

Financial Statements........................................................  16

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "Intertech," "we," "our," and "us," we mean Intertech Corporation, a Delaware corporation. This prospectus contains forward-looking statements and information relating to Intertech. See "Forward Looking Statements" on page 7.

                              INTERTECH CORPORATION

     We were incorporated in the State of Delaware on April 7, 2000. Our principal executive offices are located at 759 Cedar Field Court, Town & Country, Missouri 63017. Our telephone number is (314) 991-1192 and our facsimile number is (314) 991-1226.

OUR BUSINESS

     We have never conducted any business and have minimal assets. We intend to locate an appropriate company to acquire through the issuance of a large block of common stock or other securities. We have not developed any selection criteria to locate or select this company to acquire. It may be engaged in any kind of business and may not have significant assets or revenues. It may not be profitable. We expect that the selection of a company to acquire will be primarily at the discretion of our founder, Hershey Moss.

                                  THE OFFERING

Common stock offered....................... 4,249,000 shares

Common stock outstanding
immediately prior to this offering......... 4,249,000 shares

Common stock outstanding
immediately following this offering........ 4,249,000 shares

Risk factors............................... An  investment  in our common stock is highly  speculative and involves
                                            a high  degree of risk.  You should
                                            read  the  "Risk  Factors"  section
                                            beginning on page 4.

                                  RISK FACTORS

     THE COMMON STOCK OFFERED IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. ONLY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THE COMMON STOCK. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD VERY CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO PURCHASE.

RISKS RELATING TO THE COMPANY

BECAUSE WE DO NOT HAVE AN OPERATING HISTORY, WE MAY NEVER BE PROFITABLE

     We were incorporated in April 2000, and we have not conducted any business. We have no significant assets or financial resources. We have no operating revenues or earnings from operations to date. We are likely to have expenses without any corresponding revenues, at least until we acquire a company. Consequently, we expect to incur losses until we can consummate a transaction with a profitable company. If we make an acquisition, the losses may continue and may increase.

IF WE  ACQUIRE A PRIVATE  ENTITY,  OUR  MANAGEMENT  AND  STOCKHOLDERS  WILL LOSE
CONTROL

     An acquisition involving the issuance of our common stock will likely result in the stockholders of the private entity obtaining control of Intertech. An acquisition may require our founder to sell or transfer all or a portion of his common stock and resign as our director. This will result in a change in control of Intertech.

SINCE WE INTEND TO ACQUIRE ANOTHER COMPANY, OUR SUCCESS WILL DEPEND UPON THE MANAGEMENT AND PROFITABILITY OF THE ENTITY WE ACQUIRE

     The success of our proposed plan of operation will depend on the operations, financial condition and management of the company we acquire. While our management intends to seek a transaction with a company that has an established operating history, there can be no assurance that we will be successful in locating a company with an operating history. In the event that we are successful in locating an operating company, the success of our operations will be dependent upon the management and profitability of the acquired company.

WE WILL NOT BE ABLE TO CARRY OUT OUR GROWTH STRATEGY, IF WE CANNOT MAKE AN ACQUISITION IN THE FUTURE

     Following this offering, we plan to acquire a company as part of our growth strategy. Although we are currently exploring potential acquisitions, we are not engaged in any negotiations. We have no experience in making acquisitions and may not be successful in acquiring any business.

BECAUSE WE EXPECT TO BE ABLE TO ACQUIRE ONLY ONE COMPANY, WE ARE SUBJECT TO A GREATER RISK OF LOSS THAN IF WE WERE MORE DIVERSIFIED

     Our proposed operations, even if successful, will likely result in Intertech acquiring one private company. Our inability to diversify our operations into a number of areas may subject us to greater vulnerability and economic fluctuations. By limiting our plan to one acquisition, we are likely increasing the risk associated with our operations.

BECAUSE WE ONLY HAVE NOMINAL CAPITAL, WE ARE AT A COMPETITIVE DISADVANTAGE IN SEEKING A COMPANY TO ACQUIRE

     We are and will continue to be an insignificant participant in the business of seeking an acquisition of a private company. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be target candidates for Intertech. Nearly all of these competitors have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we will be at a competitive disadvantage in identifying possible companies to acquire and successfully completing an acquisition. Moreover, we will compete with numerous other small public companies who seek to locate private companies in order to effectuate acquisitions.

BECAUSE WE HAVE NOT  DEVELOPED  ANY  SPECIFIC  CRITERIA  OR  GUIDELINES  FOR OUR
SELECTION OF AN ACQUISITION CANDIDATE, WE MAY ACQUIRE A COMPANY WITHOUT PROFITABLE OPERATIONS OR QUALIFIED MANAGEMENT

     We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria, which we will require of a potential acquisition candidate. Accordingly, we may enter into a transaction with a private company having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics. Investors should be aware of our management's unlimited discretion in selection of an acquisition candidate.

BECAUSE FEDERAL LAW REQUIRES AUDITED FINANCIALS OF A COMPANY ACQUIRED, WE MAY BE UNABLE OR DELAYED IN ACQUIRING A COMPANY

     Federal  law  requires  reporting  companies  like  us to  provide  certain information about significant acquisitions, including audited financial statements for acquired companies. The time and additional costs that may be incurred by some companies in preparing the required statements may significantly delay or essentially prevent us from completing an acquisition. This will further limit our available opportunities.

IF OUR PRESIDENT IS NOT AVAILABLE, WE MAY BE HINDERED IN LOCATING A COMPANY TO ACQUIRE

     We will rely heavily upon the services of Mr. Hershey Moss, our president, in locating a company to acquire. If Mr. Moss resigns or is otherwise unavailable, we may be unable to locate a company to acquire. We believe Mr. Moss' contacts and relationships are an important advantage in locating a company to acquire. Consequently, it would be difficult and expensive to replace him.

WE ARE CONTROLLED BY OUR PRESIDENT, WHICH MEANS HE MAY STOP A THIRD PARTY FROM ACQUIRING US EVEN IF IT IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS

     Mr. Moss, our president, owns approximately 93 % of our outstanding common stock. As a practical matter, he will have sufficient voting power to control the outcome of matters submitted to our stockholders for approval, including the election of directions and any acquisition. The concentration of ownership of our common stock could allow a favorable acquisition to be surpassed or an unfavorable acquisition to be consummated without the approval of the minority shareholders.

SINCE WE HAVE LIMITED RESOURCES WITH WHICH TO PAY OUR EXPENSES, WE MAY BECOME DEPENDENT UPON THE FINANCIAL SUPPORT OF OUR PRESIDENT

     We are a development stage company without operations. We have limited resources with which to execute our proposed plan of business. If our available cash resources are depleted before we establish operations or revenues, we may have to borrow funds from our president. Such loans may not be available to us in the absence of our president, and alternative funds may not be available to us on commercially reasonable terms.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR COMMON STOCK WILL NOT BE LISTED ON A STOCK EXCHANGE OR NASDAQ, INVESTORS MAY BE UNABLE TO RESELL THE COMMON STOCK

     Although all of our common stock may be publicly sold following the date of this prospectus, there is no established market for our common stock. We do not know if a market for our common stock will be established or that, if established, a market will be sustained. Therefore, investors should realize that they may be unable to sell our common stock if they purchase it. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

PURCHASE OF OUR COMMON STOCK MAY BE LIMITED TO INVESTORS IN A LIMITED NUMBER OF STATES, BECAUSE OF STATE SECURITIES LAWS

     Our common stock will only be available for sale in a limited number of states. Because states may place restrictions on the purchase by their residents, the market for our common stock may be limited.

OUR COMMON STOCK PRICE MAY BE HIGHLY VOLATILE, AND INVESTORS MAY NOT BE ABLE TO SELL THEIR STOCK AT OR ABOVE MARKET PRICES

     If a market for our common stock develops, the market price may be highly volatile. As long as the future market for our common stock is limited, investors who purchase our common stock may only be able to sell their shares at a loss. Factors that could cause our common stock price to be volatile may include:

* changes in how the market perceives us and how it perceives the nature of our business,
*    strategic partnerships or joint ventures;
*    additions or departures of key personnel, and
*    sales of common stock.

SINCE ALL OF OUR COMMON STOCK IS BEING REGISTERED AND MAY BE AVAILABLE FOR RESALE, A SIGNIFICANT OVERHANG ON THE MARKET COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

     Following the effective date of this Registration Statement, all shares of our common stock will be eligible for resale to the public pursuant to the provisions of Rule 144 of the Securities Act of 1933. This amount of common stock represents a significant overhang on any market that may develop for our common stock. If a substantial number of shares in this overhang were sold in a short period of time, any market for our common stock could be dramatically depressed.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that address, among other things, our expectations with regard to the acquisition market and our ability to acquire another business. In addition to these statements, trend analyses and other information including words such as "seek," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are forward looking statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. We anticipate that some or all of the results may not occur because of factors, which we discuss in the "Risk Factors" section of this prospectus beginning on page 4.

                                 CAPITALIZATION

                                                        As of June 30, 2000
                                                        -------------------
     Stockholders' equity
       Preferred stock,
         5,000,000 shares authorized,
         no shares issued or outstanding                     $      0

       Common stock, par value $.001 per share,
        45,000,000 Shares authorized,
        4,198,000 shares issued and outstanding
        as of June 30, 2000                                     4,198

       Additional paid-in capital                              70,052
         Retained Earnings                                        161
       Stockholders' equity                                    74,411
       Total capitalization                                  $ 74,411

                                PLAN OF OPERATION

     We are a development stage company without operations or revenues other than nominal interest income. Our only expenses are auditing fees and costs of filing reports with the SEC. For that reason, we will have limited cash available, which should satisfy our working capital needs through the next twelve months. Once we exhaust our available cash resources, we will be dependent upon loans from our founder. If he fails to lend funds to Intertech for these expenses, we may cease existing.

                                PROPOSED BUSINESS

     We were incorporated in the State of Delaware on April 7, 2000, to engage in any lawful business.

PLAN OF BUSINESS

     We have had no operations to date. We offer no products or services at this time. Our founder has determined that our principal business purpose at this time is to acquire a private company. We believe that if a market for our common stock develops, it will assist us in making an acquisition.

     We are seeking to acquire a company actively engaged in a business in exchange for our common stock. We intend to seek, investigate and, if such investigation warrants, acquire an interest in a company presented by persons or firms who seek the perceived advantages of a reporting entity. Our management has not conducted market research and is not aware of statistical data, which would support the perceived benefits of an acquisition for a private company.

     Our management believes that there are numerous firms seeking the perceived benefits of a company which files reports with the Securities and Exchange Commission. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity, subject to statutory restrictions, for all stockholders and other factors.

     We have no particular acquisition in mind and have not entered into any negotiations regarding an acquisition. We expect that we will locate potential candidates for an acquisition through contacts of our founder, Hershey Moss. We have not developed any formal criteria with which to assess potential acquisition candidates. An acquisition opportunity may be available in many different industries and with entities at various stages of development, which will make the task of comparative investigation and analysis of candidates for such business opportunities extremely difficult and complex. The analysis of candidates will be undertaken by, or under the supervision of, Hershey Moss, our president. In analyzing prospective companies to acquire, we expect that our management will consider such factors as:

*    technical, financial and managerial resources,
*    working capital and other financial requirements,

*    history of operations,
*    nature of present and expected competition,
*    the quality and experience of management,
*    potential for further research, development, or exploration,
*    potential for growth or expansion,
*    potential for profit,
* perceived public recognition or acceptance of products, services, or trades,
*    name identification, and
*    other relevant factors.

     Upon the closing of an acquisition, Mr. Moss and our other stockholders will no longer be in control of Intertech. We expect that new officers and directors will replace him without a vote of our stockholders. We have no employees. Our founder, Hershey Moss, has agreed to allocate a portion of his time to the activities of Intertech, without compensation. Other than Mr. Moss, we have no part-time employees.

     These proposed business activities classify us as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of common stock of "blank check" companies in their respective jurisdictions. Although Mr. Moss intends to undertake any efforts to cause a market to develop in our common stock before completeing and acquisition, these state laws may hamper our ability to develop a market. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential acquisitions. We may pursue transactions with entities which have only recently commenced operations or wish to utilize the public marketplace to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Because we believe an acquisition candidate will seek control of Intertech, we anticipate that we will be able to participate in only one potential acquisition.

     We do not have significant capital to offer to the owners of potential business opportunities. The owners of a company may incur significant legal and accounting costs in connection with a transaction with Intertech, including the costs of preparing and filing a Form 8-K with the SEC. We will not acquire any company for which audited financial statements cannot be obtained within 75 days after closing of the proposed acquisition. Further, any acquisition candidate will have to comply with all applicable reporting requirements, which include providing audited financial statements and filing annual and quarterly reports with the SEC.

     It is anticipated that any common stock issued in an acquisition would be issued in reliance upon an exemption from the registration requirements under applicable federal and state securities laws. We may agree to register all or a part of common stock issued immediately after an acquisition is consummated. If such registration occurs, it will be undertaken by us after we have successfully consummated an acquisition and are no longer considered a "blank check" or "shell" company. Until this occurs, we will not attempt to register any additional common stock. The issuance of additional common stock and its potential sale into any trading market that may develop in our common stock may have a depressive effect on the value of our common stock in the future. We cannot assure you that a trading market for our common stock will ever develop.

     Any merger or acquisition effected by Intertech can be expected to have a significant dilutive effect on the percentage of common stock held by our current stockholders. With respect to any acquisition, negotiations with the management of a private company are expected to focus on the percentage ownership of Intertech that the stockholders of the private company would acquire in exchange for the private company. Our current stockholders will likely hold a small minority ownership interest in Intertech following any acquisition.

     We will be an insignificant participant among the entities, which engage in the acquisition of private companies. There are many established venture capital and financial firms which have significantly greater financial and personnel resources and technical expertise than Intertech. In light of our limited financial resources and limited management availability, we will be at a significant competitive disadvantage in locating a company to acquire.

     Our executive offices are located at 759 Cedar Field Court, Town & Country, Missouri 63017, where our president resides. We do not pay rent to our president for this space.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICER

     The following table summarizes general information about our sole officer and director. Our bylaws provide that we shall have a minimum of one director and a maximum of nine directors. The directors are elected at the annual meeting of our stockholders. Each director serves a term of one year or until his successor is duly elected and qualified. There is no limitation on the number of terms for which a person can serve as a director. Vacancies are filled by a majority vote of the remaining directors then in office.

     Our officers will be elected at the first meeting of our board of directors following the annual stockholders meeting. At a minimum, we are required to have a president, a secretary, and a treasurer. Additional officers may be added at the discretion of the board of directors. There is no limitation on the number of terms for which a person can serve as an officer. Vacancies are filled by a majority vote of the directors.

     HERSHEY MOSS. Mr. Moss, age 60, has been our president, secretary and treasurer and our sole director since our inception. Mr. Moss was our founder. For the past five years, Mr. Moss has been self-employed as an investor. During the same time, Mr. Moss has been a controlling stockholder of six companies, in which he eventually sold his controlling interest through a merger or acquisition We have no employees. Mr. Moss provides us with an office address and use of his telephone and other business support facilities at no cost.

                           RELATED PARTY TRANSACTIONS

     At our inception, we issued 4,000,000 shares of our common stock to Hershey Moss, our President and Director, for $ 12,300.

                             PRINCIPAL STOCKHOLDERS

     The following table provides ownership information for our sole officer and director who is the only beneficial owner of more than five percent of our common stock as of August 1, 2000. To the best of our knowledge, he has sole voting and investment power.

                  NAME AND ADDRESS OF          AMOUNT AND NATURE        PERCENT
TITLE OF CLASS    BENEFICIAL OWNER (1)       OF BENEFICIAL OWNERSHIP    OF CLASS
--------------    --------------------       -----------------------    --------

Common Stock      Hershey Moss                  4,000,000 shares           94%
                  759 Cedar Field Court
                  Town & Country, MO 63017

----------
(1) Beneficial ownership exists when a person has either the power to vote or sell our common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date whether upon the exercise of options or otherwise.

                            DESCRIPTION OF SECURITIES

     The following is a summary of the material terms of our capital stock. It is subject to applicable Delaware law and to the provisions of our Certificate of Incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock.

     All stock sold in this offering will be freely tradable without any restrictions. Sales of substantial amounts of common stock in the public market following this offering could adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. Following this offering, we will have 4,249,000 shares of common stock outstanding.

COMMON STOCK

     We currently have 21 common stockholders. Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

     In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

     Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We have not paid any dividends. We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.
Preferred Stock

     We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock. The board of directors is authorized to fix the following rights and preferences of the preferred stock:

*    The rate of dividends and whether such dividends shall be cumulative.
*    The price at and the terms and conditions on which shares may be redeemed.
*    The amount payable in the event of voluntary or involuntary liquidation.
* Whether or not a sinking fund shall be provided for the redemption or purchase of shares.
*    The terms and conditions on which shares may be converted.
* Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

     Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Intertech without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

     Following this offering, we will be subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes, a stockholder owning 15% of a corporation's outstanding voting common stock, for a period of three years after the date in which the person became an interested stockholder, unless:

* the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

* upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

* on or after such date, an acquisition is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

INDEMNIFICATION AND LIABILITY OF OUR DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

DIVIDEND POLICY

     Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                              SELLING STOCKHOLDERS

     The selling stockholders named below are selling our common stock. The table assumes that all of the common stock registered in this registration statement will be sold in this offering. We believe that the selling stockholders listed in the table have sole voting and investment powers with respect to the common stock offered. We will not receive any proceeds from the sale of the common stock offered in this prospectus.

       STOCKHOLDER           AMOUNT HELD     AMOUNT OFFERED    AMOUNT HELD       PERCENTAGE
          NAME             BEFORE OFFERING   IN PROSPECTUS    AFTER OFFERING   AFTER OFFERING
          ----             ---------------   --------------   --------------   --------------
Hershey Moss (1)             4,000,000          4,000,000           0               0 %
Alex Aal                        20,000             20,000           0               0 %
Richard Berger                  20,000             20,000           0               0 %
William Cooper                  20,000             20,000           0               0 %
Alexis Forman                    3,000              3,000           0               0 %
Sarah Forman                     3,000              3,000           0               0 %
Sidney Forman                    3,000              3,000           0               0 %
Sol Gerber                      20,000             20,000           0               0 %
Seymour Kahn                    20,000             20,000           0               0 %
Simone Kalhorn                  20,000             20,000           0               0 %

                                       13

Michael Moss                    20,000             20,000           0               0 %
Elavian and Jean Mueller        20,000             20,000           0               0 %
John & Barbara Olsen             5,000              5,000           0               0 %
Edmund & Lilianne
  Deraney Paciello               3,000              3,000           0               0 %
Bradley & Lillian Sandler        3,000              3,000           0               0 %
Lillian Sandler                 20,000             20,000           0               0 %
Scott Sandler                    3,000              3,000           0               0 %
Larry & Laurie Shriber          20,000             20,000           0               0 %
Joshua Shriber                  20,000             20,000           0               0 %
Janet Wilkins                    3,000              3,000           0               0 %
Robert Wilkins                   3,000              3,000           0               0 %
TOTALS                       4,249,000          4,249,000           0               N/A

----------
(1) Mr. Moss is our sole officer and director. He will be limited in his ability to sell his common stock by Rule 144 under the Securities Act of 1933. Rule 144 provides that Mr. Moss, an affiliate of Intertech, may only sell up to 1% of the common stock outstanding in any three month period, until he is no longer in control of the company for a period in excess of three months.

                              PLAN OF DISTRIBUTION

     We are not selling our common stock. We are registering the common stock of our selling stockholders. Our selling stockholders will have the ability to sell or otherwise publicly transfer their shares subject to Rule 144 as explained above. The distribution of the common stock by the selling stockholders may be effected in one or more transactions that may take place in broker transactions, privately negotiated transactions or through sales to dealers acting as principals in the resale of the common stock.

     We are unaware of any underwriting arrangements into which our selling stockholders have entered. Any of the selling stockholders, acting alone or in concert with one another, could be considered statutory underwriters under the Securities Act, if they directly or indirectly conduct a distribution of the common stock on our behalf. Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. In this case, any commissions, discounts or concessions received by broker-dealers and any profit on the resale of the shares sold by them may be deemed to be underwriting compensation under the Securities Act. Compensation to be received by any broker-dealers and retained by the selling stockholders in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this prospectus.

     We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder and have informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida.

                                     EXPERTS

     Our financial statements for the period ended June 30, 2000, appearing in this prospectus have been audited by Rosenthal, Packman & Company, P.C. independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             REPORTS TO STOCKHOLDERS

     We are required to and will file quarterly, annual and other reports with the SEC. Our annual report will contain the required audited financial statements. We will provide stockholders with our annual report on Form 10-KSB at the time we send notice of our annual meeting to our stockholders. We do not intend to send our stockholders other reports we file with the SEC. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 by paying it fees. Information on the operation of the Public Reference Room may be obtained by calling the SEC 1-800-SEC-0330. In addition, the SEC maintains a website on the at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Letterhead of Rosenthal, Packman & Co., P.C.

Board of Directors
Intertech Corporation
St. Louis, Missouri

We have audited the accompanying balance sheet of Intertech Corporation (a Delaware Corporation) as of June 30, 2000, and the related statements of income, retained earnings, and cash flows for the period from inception (April 7, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the financial position of Intertech Corporation as of June 30, 2000, and the results of its operations and the cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Rosenthal, Packman & Co., P.C.

July 26, 2000

                              INTERTECH CORPORATION

                                  BALANCE SHEET

                                  JUNE 30, 2000


                                     ASSETS

CASH                                                                $74,411
                                                                    -------

TOTAL ASSETS                                                        $74,411
                                                                    =======

                              STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
  Preferred stock, 5,000,000 authorized with
    no shares issued;
  Common stock, $0.001 par value; 45,000,000
    Shares authorized; 4,198,000 issued
    and outstanding                                                 $ 4,198
  Paid in capital                                                    70,052
  Retained earnings                                                     161
                                                                    -------

      Total Stockholders' Equity                                    $74,411
                                                                    -------

STOCKHOLDERS' EQUITY                                                $74,411
                                                                    =======

                 See accompanying notes and accountants' report.

                              INTERTECH CORPORATION

                        STATEMENT OF INCOME AND EXPENSES

       THE PERIOD FROM APRIL 7, 2000 (DATE OF INCEPTION) TO JUNE 30, 2000

INCOME
  Interest income                                                 $      171

COSTS AND EXPENSES
  Bank charges                                                            10
                                                                  ----------

NET INCOME                                                        $      161
                                                                  ==========

                 See accompanying notes and accountants' report.

                              INTERTECH CORPORATION

                         STATEMENT OF RETAINED EARNINGS

       THE PERIOD FROM APRIL 7, 2000 (DATE OF INCEPTION) TO JUNE 30, 2000


BALANCE - APRIL 7, 2000                                              $  0

NET INCOME                                                            161
                                                                     ----

BALANCE - JUNE 30, 2000                                              $161
                                                                     ====

                See accompanying notes and accountants' report.

                              INTERTECH CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

       THE PERIOD FROM APRIL 7, 2000 (DATE OF INCEPTION) TO JUNE 30, 2000

NOTE 1. NATURE OF BUSINESS

     Intertech Corporation (The Company) is a newly-formed Delaware corporation. The Company was organized on April 7, 2000. The Company has no business operations. Following effectiveness of the SEC registration statement, the Company intends to locate an operating business to acquire and merge into.

                              INTERTECH CORPORATION

                             STATEMENT OF CASH FLOWS

       THE PERIOD FROM APRIL 7, 2000 (DATE OF INCEPTION) TO JUNE 30, 2000


CASH FLOW FROM OPERATING ACTIVITIES
  Net income                                                          $   161

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                               74,250
                                                                      -------

NET INCREASE IN CASH                                                   74,411

CASH - APRIL 7, 2000                                                        0
                                                                      -------

CASH - JUNE 30, 2000                                                  $74,411
                                                                      =======

                 See accompanying notes and accountants' report.

     YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.




                              INTERTECH CORPORATION




     UNTIL _________, 2000 ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the common stock being registered hereby will be borne by Intertech and are estimated to be as follows:

     Registration Fee..............................................   $22.43
     Printing Costs................................................     *
     Legal Fees and Expenses.......................................     *
     Accounting Fees and Expenses..................................     *
     Blue Sky Fees and Expenses....................................     *
     Miscellaneous.................................................     *
     Total.........................................................     *

----------
*    TO BE SUPPLIED BY AMENDMENT

ITEM 26. RECENT SALES OF UNREGISTERED COMMON STOCK

     At our inception, we issued 4,000,000 shares of our common stock to Hershey Moss, our founder for $ 12,300 . From our inception through August 1, 2000, we sold the common stock listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Common stock Act of 1933 and under Rule 506 of Regulation D thereunder. The common stock was offered to persons having a prior relationship with our founder, Hershey Moss. No brokers were used for this offering.

                              CLASS OF COMMON   AMOUNT OF COMMON   CONSIDERATION
STOCKHOLDER                       STOCK            STOCK SOLD         RECEIVED
-----------                       -----            ----------         --------
Aal, Alex                      Common Stock          20,000            $7,500
Berger, Richard                Common Stock          20,000            $7,500
Cooper, William                Common Stock          20,000            $7,500
Forman, Alexis                 Common Stock           3,000            $1,125
Forman, Sarah                  Common Stock           3,000            $1,125
Forman, Sidney                 Common Stock           3,000            $1,125
Gerber, Sol                    Common Stock          20,000            $7,500
Kahn, Seymour                  Common Stock          20,000            $7,500
Kalhorn, Simone                Common Stock          20,000            $7,500
Moss, Michael                  Common Stock          20,000            $7,500
Mueller, Elavian and Jean      Common Stock          20,000            $7,500
Olsen, John & Barbara          Common Stock           5,000             $1875
Paciello, Edmund &
Lilianne Deraney               Common Stock           3,000            $1,125
Sandler, Bradley & Lillian     Common Stock           3,000            $1,125
Sandler, Lillian               Common Stock          20,000            $7,500
Sandler, Scott                 Common Stock           3,000            $1,125
Shriber, Larry & Laurie        Common Stock          20,000            $7,500
Shriber, Joshua                Common Stock          20,000            $7,500
Wilkins, Janet                 Common Stock           3,000            $1,125
Wilkins, Robert                Common Stock           3,000            $1,125

                                    EXHIBITS

EXHIBIT NUMBER                EXHIBIT DESCRIPTION
--------------                -------------------
     3.1                      Certificate of Incorporation
     3.2                      Bylaws
     4                        Form of Share Certificate
     5                        Legal Opinion
     23                       Consent of Experts
     27                       Financial Data Schedule

                                  UNDERTAKINGS

We undertake to

(1) File, during any period in which it offers or sells common stock, a post-effective amendment to this registration statement to:

      (i)   Include  any  prospectus   required  by  section   10(a)(3)  of  the
            Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the common stock offered, and the offering of the common stock at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the common stock that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this . Registration Statement to be signed on its behalf by the undersigned, Town & Country, Missouri, on the 15th day of August, 2000.

                                       INTERTECH CORPORATION


                                       By: /s/ Hershey Moss
                                           ------------------------------------
                                           Hershey Moss,
                                           President and Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                             TITLE                      DATE
----------                             -----                      ----

/s/ Hershey Moss                      Director               August 15, 2000
----------------------
Hershey Moss

                                  EXHIBIT INDEX

EXHIBIT NUMBER                EXHIBIT DESCRIPTION
--------------                -------------------
     3.1                      Certificate of Incorporation
     3.2                      Bylaws
     4                        Form of Share Certificate
     5                        Legal Opinion
     23                       Consent of Experts
     27                       Financial Data Schedule